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                                                                    EXHIBIT 99.1

                                  PRESS RELEASE

XCARE.NET HAS CHANGED NAME TO QUOVADX, INC.

FOCUSES STRATEGY TO DELIVER UNIFIED SUITE OF SOFTWARE PRODUCTS AND SERVICES FOR TOTAL BUSINESS INTEGRATION

ENGLEWOOD, Colo., Sept. 25 /PRNewswire/ -- XCare.net, Inc. (Nasdaq: XCAR - news), a trusted provider of total business integration software and services, today announced it has renamed the Company Quovadx, Inc. (quo-VAH-dex) following the recently closed acquisitions of Healthcare.com Corporation, a leading provider of enterprise application integration (EAI) tools and Confer Software, Inc., developer of award-winning eBusiness process management and workflow applications. The Company's Nasdaq stock ticker symbol will change to "QVDX" effective October 1, 2001.

"Our new name is derived from the Latin phrase for 'Where are you going?' and speaks to the unified mission of our company to help our customers determine how they will move their businesses forward," said Lorine Sweeney, CEO of Quovadx. "It reflects the most pressing strategic question we work with our customers to answer every day as they face opportunities and challenges -- both known and unknown -- fostered by technology, competition and change," Sweeney commented.

"Combining the Latin roots of vado ('to go, with speed and purpose') and quo ('where?'), we chose this name because it underscores our singular goal: to streamline business processes and lead our clients on a focused and expeditious quest to unlock value throughout the enterprise, achieving strategic objectives through total business integration," she noted.

Industry and financial analysts agree that integration software fulfills a vital need in the marketplace, forecasting that worldwide integration software market revenues will grow from $9.4 billion this year to $27.1 billion by 2004. More and more, companies are recognizing the value of streamlining, integrating, and digitizing business processes via the Internet to forge more productive and collaborative relationships with suppliers, customers and strategic partners.

Nowhere has this need been more acute than in the healthcare market, where XCare.net has built a substantial customer base, which includes leading healthcare organizations such as MedUnite, Healthnet, HCA, AMR/Kaiser and the Medical University of South Carolina. Building on its roots in the healthcare market, where it serves payers, providers, suppliers and the public sector, Quovadx will extend XCare.net's reach to serve customers in the pharmaceutical and biotechnology sectors, and will expand XCare.net's presence in the media and entertainment industry where similar requirements for connectivity, information access and exchange and collaborative computing prevail.

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For the second quarter ending June 30, 2001, XCare.net reported a year over year revenue growth rate of 236%. The Company is headquartered in Englewood, Colorado with nationwide operations and employs more than 600 professionals in Atlanta, Georgia; Dallas, Texas; Charleston, South Carolina; Columbus, Ohio; Albuquerque, New Mexico; Islandia, New York; Los Angeles, California; Honolulu, Hawaii; and San Carlos, California.

About the Company

Quovadx, Inc., formerly XCare.net, Inc., is a trusted provider of Total Business Integration (TBI) products and services. The Company provides an end-to-end business infrastructure and integration software suite, as well as end-to-end service capabilities including consulting, transaction hosting, operations management and outsourcing for business-critical applications. Using its XML-based QDX Platform, Quovadx helps more than 1000 organizations in healthcare, media & entertainment, and the public sector streamline business processes, solve difficult process integration challenges, and unlock the value of legacy system investments to achieve rapid return on investments. The Company is headquartered in Englewood, CO, and operates nationally with locations in nine major metropolitan cities in the U.S. For more information, please visit http://www.quovadx.com or http://www.xcare.net. The Company's Nasdaq stock ticker symbol "XCAR" will be changed to "QVDX" effective October 1, 2001.

Cautionary Statement: This press release contains "forward-looking statements" that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are generally preceded by words that imply a future state such as "expected" or "anticipated" or imply that a particular future event or events will occur such as "will." Investors are cautioned that all forward-looking statements in this release involve risks and uncertainties, including risks relating to XCare.net's ability to successfully expand into markets other than the healthcare market, and other risks described in XCare.net's annual and quarterly filings with the SEC, copies of which are available without charge from XCare.net or from the SEC at http://www.sec.gov.

SOURCE: Quovadx, Inc.